Exhibit (d)(10)

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of February 24, 2026 (this “Agreement”), is entered into by Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and Hamblin Watsa Investment Counsel Ltd., a corporation organized under the Laws of Canada (“HWIC”), in its capacity as investment manager and/or pursuant to a power of attorney on behalf of Odyssey Reinsurance Company (“ORC”) and Odyssey Reinsurance (Barbados) Ltd. (“ORBL”).

WHEREAS, reference is made to that certain Voting and Support Agreement, dated as of February 16, 2026 (the “Voting and Support Agreement”), among the Company, HWIC, and the persons listed under the heading “Security Holders” on Schedule A thereto (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Voting and Support Agreement);

WHEREAS, ORC, a Security Holder, holds 935,807 Shares, and wishes to transfer all of such Shares to ORBL in connection with a portfolio rebalancing HWIC wishes to carry out in the ordinary course of business;

WHEREAS, ORBL, as a Permitted Transferee, desires to enter into this Agreement to be bound by the terms and conditions of the Voting and Support Agreement; and

WHEREAS, pursuant to Section 5.1 of the Voting and Support Agreement, a Security Holder may transfer its Shares to a Permitted Transferee so long as such Permitted Transferee executes a joinder to the Voting and Support Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Permitted Transferee.  ORBL hereby represents and warrants to the Company that it has received and reviewed a complete copy of the Voting and Support Agreement and that ORBL is a Permitted Transferee.

2. Joinder.  ORBL hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be a party to the Voting and Support Agreement and a Security Holder for all purposes of the Voting and Support Agreement, and hereby expressly (a) accepts and assumes all of the rights and obligations of a Security Holder thereunder and (b) agrees to be fully bound by and subject to, and to comply with, all of the terms, conditions and provisions of the Voting and Support Agreement applicable to the Security Holders as if it had originally executed the Voting and Support Agreement.

3. Miscellaneous.  The provisions set forth on the Voting and Support Agreement, other than Section 6.6, are herein incorporated by reference as if fully set forth herein, mutatis mutandis, and ORBL agrees to such terms.  This Agreement and the Voting and Support Agreement (including Schedule A), taken together with the Merger Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
	Name:	Justin Enbody
	Title:	Senior Executive Vice President, Chief Financial Officer

HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of Odyssey Reinsurance Company and Odyssey Reinsurance (Barbados) Ltd.

By:
Name:
Title:

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KENNEDY-WILSON HOLDINGS, INC.

By:
Name:
Title:

HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of Odyssey Reinsurance Company and Odyssey Reinsurance (Barbados) Ltd.

By:	/s/ Peter Clarke
	Name:	Peter Clarke
	Title:	Chief Risk Officer

[Signature Page to Joinder Agreement]